Exhibit 5.1

KANE KESSLER, P.C. 600 THIRD AVENUE NEW YORK, NEW YORK 10016-1901 TEL 212.541.6222 FAX 212.245.3009 WWW.KANEKESSLER.COM WRITER’S DIRECT NUMBER WRITER’S EMAIL

June 8, 2022

Cadre Holdings, Inc.

13386 International Parkway

Jacksonville, FL 32218

Re:       Registration Statement on Form S-1

Ladies and Gentlemen:

Cadre Holdings, Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1, as amended (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 4,025,000 shares of common stock, $0.0001 par value per share, of the Company (“Common Stock”), consisting of (i) 2,275,000 shares of Common Stock that may be offered and sold by the Company (the “Primary Shares”) (which includes up to 525,000 Primary Shares that may be offered and sold by the Company upon exercise of an option to purchase additional shares to be granted to the Underwriters (as hereinafter defined), and (ii) 1,750,000 shares of Common Stock that may be offered and sold by certain stockholders (“Selling Stockholders”) of the Company (the “Secondary Shares”).  The Primary Shares will be issued and sold by the Company, and the Secondary Shares will be sold by the Selling Stockholders, pursuant to an underwriting agreement, substantially in the form to be filed as an exhibit to the Registration Statement, to be entered into by and among the underwriters set forth therein (“Underwriters”), the Company, and the Selling Stockholders set forth therein (the “Underwriting Agreement”).  The Primary Shares and Secondary Shares are collectively referred to herein as the “Shares.” The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Underwriting Agreement.

In our capacity as special counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Amended and Restated Certificate of Incorporation of the Company as amended to date and currently in effect (the “Amended and Restated Certificate”); (ii) the Amended and Restated Bylaws of the Company currently in effect (the “Bylaws”); (iii) certain records of the Company’s corporate proceedings as reflected in its minute books; (iv) the Registration Statement, in the form it was filed with the Commission, as amended to the date hereof; (v) the form of the prospectus included as a part of the Registration Statement to be delivered to the Underwriters in accordance with the Securities

Cadre Holdings, Inc.

Re: Registration Statement on Form S-1

Act with respect to the Primary Shares to be issued and sold by the Company, and the Secondary Shares to be sold by the Selling Stockholders, pursuant to the Underwriting Agreement, and (vi) the Underwriting Agreement, in the form it is to be filed with the Commission.

We have also examined such other documents, papers, authorities, and statutes, and have made such inquiries of Company officers and representatives, as we have deemed necessary to form the basis of the opinions hereinafter set forth.

We have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for the opinions expressed in this opinion letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company, including that the number of shares of Common Stock which the Company is authorized to issue in its Amended and Restated Certificate exceeds (i) the number of shares of Common Stock outstanding, (ii) the number of shares of Common Stock held as treasury shares, (iii) the number of shares of Common Stock the Company has otherwise reserved for issuance for any purpose, and (iv) the number of Primary Shares of Common Stock which the Company will issue and sell  pursuant to the Underwriting Agreement, and we have assumed for purposes of our opinion herein that such condition will remain true at all future times relevant to this opinion. We have also assumed that the Primary Shares will be, and the Secondary Shares have been, issued and delivered against adequate consideration therefor (not less than par value for the offered shares of Common Stock) and that an appropriate prospectus with respect to the Shares of Common Stock included therein to be offered pursuant to the Underwriting Agreement will be prepared, delivered and filed in compliance with the Securities Act.  We have also relied on certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

On the basis of the foregoing and the assumptions set forth below, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

(i)	the Primary Shares are duly authorized and when issued, delivered and paid for as contemplated in the Registration Statement, and in accordance with the Underwriting Agreement, the Primary Shares will be validly issued, fully-paid and non-assessable; and

(ii)	the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

Cadre Holdings, Inc.

Re: Registration Statement on Form S-1

The opinions set forth in this opinion letter are limited to the General Corporation Law of the State of Delaware and the law of the State of New York, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Validity of the Securities” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. We further consent to the incorporation by reference of this opinion letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and the Federal law of the United States. We are not admitted or qualified to practice in the State of Delaware; however, we are generally familiar with the General Corporation Law of the State of Delaware as currently in effect and have made such inquiries as we deem necessary to render the opinions contemplated herein. We express no opinion regarding the Securities Act, or any other federal or state securities laws or regulations.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations, and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Very truly yours,

KANE KESSLER, P.C.

By:	/s/ Jeffrey S. Tullman, President

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